Exhibit 11



                          INDEPENDENT AUDITORS' CONSENT


   The Boards of Directors
   Concorde Funds, Inc.


   We consent to the use of our reports included in the Concorde Funds, Inc. Annual Report to shareholders and incorporated by reference in the Statement of Additional Information and to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Certified Public Accountants" in the Statement of Additional Information, included in the Concorde Funds, Inc. Form N-1A as of November 27, 1996.

                                      KPMG Peat Marwick LLP



   Dallas, Texas
   November 27, 1996